EXHIBIT 10.23

U.S.$125,000,000

SENIOR UNSECURED TERM LOAN AGREEMENT

Dated as of March 1, 2004

Among

DRESSER, INC.

as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

MORGAN STANLEY SENIOR FUNDING, INC.

as Administrative Agent

and

CREDIT SUISSE FIRST BOSTON

as Syndication Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.

and

CREDIT SUISSE FIRST BOSTON

as Joint Lead Arrangers and Joint Bookrunners

T A B L E  O F  C O N T E N T S

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Guarantors
Schedule 4.01(c)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(m)	-	Environmental Disclosure

EXHIBITS

Exhibit A	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Solvency Certificate
Exhibit E	-	Form of Opinion of United States Counsel to the Loan Parties
Exhibit F	-	Form of Guaranty Supplement

SENIOR UNSECURED TERM LOAN AGREEMENT

SENIOR UNSECURED TERM LOAN AGREEMENT dated as of March 1, 2004 among DRESSER, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent”) for the Lenders (as hereinafter defined), CREDIT SUISSE FIRST BOSTON (“CSFB”), as syndication agent (in such capacity, the “Syndication Agent”; together with the Administrative Agent, the “Agents”), and MSSF and CSFB, as joint lead arrangers (the “Joint Lead Arrangers”) and joint bookrunners (the “Joint Bookrunners”).

PRELIMINARY STATEMENTS:

(1) The Borrower has entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002, Amendment No. 3 thereto dated as of December 11, 2002, Amendment No. 4 and Waiver thereto dated as of March 31, 2003, Amendment No. 5 thereto dated as of June 30, 2003, and Amendment No. 6 and Waiver thereto dated as of August 5, 2003 and Amendment No. 7 thereto dated as of March 1, 2004, with the lenders party thereto, MSSF, as administrative agent for such lenders, and others (such Credit Agreement, as so amended and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).

(2) The Borrower has requested that the Lenders lend to the Borrower term loans of up to U.S.$125,000,000, the proceeds of which will be used, together with the proceeds of a new class of Tranche C Term Advances to be borrowed under Amendment No. 7 to the Existing Credit Agreement dated as of the date hereof (“Amendment No. 7”), solely to refinance in full the Tranche B Term Advances outstanding under the Existing Credit Agreement as of the date hereof and, at the Borrower’s election, to pay transaction fees and costs. The Lenders have indicated their willingness to agree to lend such amount on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accepting Lender” has the meaning specified in Section 2.15.

“Acquired Debt” means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Borrower or at the time it merges or consolidates with or into the Borrower or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Borrower or such acquisition, merger or consolidation.

“Adjusted EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s:

(a) Consolidated Net Income, and

(b) to the extent Consolidated Net Income has been reduced thereby:

(i) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(ii) Consolidated Interest Expense;

(iii) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business);

(iv) any cash charges resulting from the Transactions (as defined in the Indenture) and the related financings that, in each case, are incurred prior to October 10, 2001; and

(v) any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions (as defined in the Indenture) and fees payable and expenses incurred in connection with any amendments or waivers of the Existing Credit Agreement (including the expenses and fees relating to this Agreement);

(vi) fees and expenses related to or resulting from the re-audit and restatement of financial statements of the Borrower and its Subsidiaries (including, without limitation, the fees of accountants, legal counsel and other engaged to perform services in connection therewith); and

(vii) fees payable in an aggregate amount reasonably approved by the Administrative Agent and expenses incurred in connection with the consent solicitation relating to Section 4.03 of the Indenture.

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lenders.

“Advance” means an advance made by any Lender to the Borrower pursuant to Section 2.01 or Section 2.16.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Borrower or any Subsidiary of the Borrower) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of such Investment.

“Affiliate Transaction” has the meaning specified in Section 5.01(j).

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Amendment No. 7” has the meaning specified in the Preliminary Statements.

“Applicable Lending Office” means, with respect to each Lender, (a) such Lender’s Domestic Lending Office in the case of a Base Rate Advance, and (b) such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means a percentage per annum equal to (a) 3.50% in the case of Eurodollar Rate Advances and (b) 2.50% in the case of Base Rate Advances.

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Acquisition” means (a) an Investment by the Borrower or any Restricted Subsidiary of the Borrower in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Borrower, or shall be merged with or into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower, or (b) the acquisition by the Borrower or any Restricted Subsidiary of the Borrower of the assets of any Person (other than a Restricted Subsidiary of the Borrower) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business.

“Asset Sales” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than leases entered into in the ordinary course of business), assignment or other transfer for value by the Borrower or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Borrower or a Restricted Subsidiary of the Borrower of:

(b) any Capital Stock of any Restricted Subsidiary of the Borrower, or

(c) any other property or assets of the Borrower or any Restricted Subsidiary of the Borrower other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

(i) a transaction or series of related transactions for which the Borrower or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000;

(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Borrower as permitted under Section 5.02(a) or any disposition that constitutes a Change of Control;

(iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(iv) disposals or replacements of obsolete equipment in the ordinary course of business;

(v) the sale, lease, conveyance, disposition or other transfer by the Borrower or any Restricted Subsidiary of the Borrower of assets or property to one or more Restricted Subsidiaries of the Borrower in connection with Investments permitted under Section 5.01(f) or pursuant to any Permitted Investment; and

(vi) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (vi), Purchase Money Notes shall be deemed to be cash;

(vii) dispositions in the ordinary course of business;

(viii) foreclosures on assets;

(ix) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code, for use in a Permitted Business;

(x) a Permitted Investment or a Restricted Payment that is permitted by Section 5.01(f);

(xi) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment; and

(xii) in the ordinary course of business, the license of patents, trademarks, copyrights and know-how to third Persons.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.16(d).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(c) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate; and

(d) 1/2 of 1% per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.06(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower with Wells Fargo Bank N.A., 420 Montgomery Street, San Francisco, CA 94104, SWIFT: WFBIUS6S, ABA 121000248, Account Number: 4496875212, Beneficiary: Dresser Inc., Currency: USD, or such other account as the Borrower shall specify in writing to the Administrative Agent.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, a day on which dealings are carried on in the London interbank market.

“Capital Stock” means:

(a) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and

(b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(d) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

(f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and

(g) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a), (b), (c), (e) and (f) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the occurrence of one or more of the following events:

(d) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to the Permitted Investors or their Related Parties or any Permitted Group;

(e) the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement);

(f) any Person or Group (other than the Permitted Investors or their Related Parties or any Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or

(d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 5.01(m).

“Change of Control Prepayment Date” has the meaning specified in Section 5.01(m).

“Closing Date” means the first date on which the conditions set forth in Article III are satisfied.

“Commitment” means, with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04.

“Commitment Date” has the meaning specified in Section 2.16(b).

“Commitment Increase” has the meaning specified in Section 2.16(a).

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

“Confidential Information” means information that any Loan Party furnishes to any Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of (x) Adjusted EBITDA of such Person during the four full fiscal quarters (the “Four-Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to (y) Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence or repayment of any Debt or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Debt or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Debt in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

(b) Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, (A) any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt, and (B) any Adjusted EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with GAAP, Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Debt of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Debt as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Debt that was so guaranteed.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(b) notwithstanding clause (a) of this paragraph, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a) Consolidated Interest Expense; plus

(b) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; provided that with respect to any series of Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Senior Unsecured Obligations, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (b).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(a) the aggregate of all cash and non-cash interest expense with respect to all outstanding Debt of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs;

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(c) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; provided that there shall be excluded therefrom:

(a) gains and losses from Asset Sales (without regard to the $5,000,000 limitation set forth in the definition thereof) and the related tax effects according to GAAP;

(b) all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock) and the related tax effects according to GAAP;

(c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with or into such Person or any Restricted Subsidiary of such Person;

(d) the net income (or loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

(e) the net loss of any Person, other than a Restricted Subsidiary of the referent Person;

(f) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Restricted Subsidiary of the referent Person by such Person;

(g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(h) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total assets minus unamortized deferred tax assets, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles, in each case on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves in the ordinary course of business or associated with mandatory repurchases of equity securities). Notwithstanding the foregoing, accruals in respect to payables in the ordinary course of business shall be deemed not to constitute a “Consolidated Non-cash Charge.”

“Continuing Directors” means (a) members of the board of directors on the Closing Date; and (b) other Persons nominated or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or nomination.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

“Credit Facilities” means one or more debt facilities (including, without limitation, facilities under the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit, bank guarantees or banker’s acceptances.

“CSFB” has the meaning specified in the recital of parties to this Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower or any Restricted Subsidiary of the Borrower against fluctuations in currency values.

“Debt” means with respect to any Person, without duplication:

(a) all Obligations of such Person for borrowed money;

(b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all Capitalized Lease Obligations of such Person;

(d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(e) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(f) guarantees and other contingent Obligations in respect of Debt referred to in clauses (a) through (e) above and clause (h) below;

(g) all Obligations of any other Person of the type referred to in clauses (a) through (f) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(h) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(i) all Disqualified Capital Stock issued by such Person with the amount of Debt represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Debt of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Debt but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

The amount of any Debt outstanding as of any date shall be:

(a) the accreted value thereof, in the case of any Debt that does not require current payments of interest; and

(b) the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Debt provided that the principal amount of any Debt that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Debt was incurred or, if that indebtedness was incurred prior to the date of this Agreement, the Spot Rate in effect on the date of this Agreement. If such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant Spot Rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the Spot Rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

Debt shall not include obligations of any Person (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (B) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (C) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

“Declining Lender” has the meaning specified in Section 2.15.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“DEG Acquisitions” means DEG Acquisitions, LLC, a Delaware limited liability company and an indirect parent of the Borrower.

“Designated Noncash Consideration” means any non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate that is delivered to the Administrative Agent and executed by the principal executive officer and the principal financial officer of the Borrower or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, the Borrower shall deliver an Officers’ Certificate to the Administrative Agent which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one transaction or a series of related transactions, of Designated Noncash Consideration with a fair market value in excess of $10,000,000.

“Designated Preferred Stock” means Preferred Stock that is designated as “Designated Preferred Stock” pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Borrower to the Administrative Agent on the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (C)(2) of the first paragraph of Section 5.01(f).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Facility.

“Dollars” and the sign “U.S.$” each means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or other instrument pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Borrower that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

“Eligible Assignee” means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved (which approval shall be required only so long as no Event of Default has occurred and is continuing at the time of an assignment) by the Borrower

(such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Subsidiary of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any applicable Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or any judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code, and solely for purposes of Section 412 of the Internal Revenue Code, within the meaning of Section 414(m) or (o) of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities related to the basis on which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” has the meaning specified in Section 2.11(a).

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.

“Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Borrower acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Borrower delivered to the Administrative Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Four-Quarter Period” has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Guaranties” means the guaranty of the Guarantors set forth in Article VIII.

“Guarantor” means any Restricted Subsidiary of the Borrower that incurs a Guaranty; provided that upon the release and discharge of such Restricted Subsidiary from its Guaranty in accordance with Section 8.07, such Restricted Subsidiary shall cease to be a Guarantor.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of the Borrower and its Restricted Subsidiaries.

“Increase Dates” has the meaning specified in Section 2.16(a).

“Increasing Lender” has the meaning specified in Section 2.16(a).

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Indenture” means the indenture dated as of April 10, 2001, and entered into by and among, the Borrower, the subsidiary guarantors party thereto and State Street Bank and Trust Company, as trustee, as such indenture may be amended, supplemented or otherwise modified from time to time in accordance with its terms through the date hereof.

“Information Memorandum” means the information memorandum dated February 2004 used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period with respect to any Eurodollar Rate Advances shall be one, two, three or six months, or, to the extent made available by all the Lenders, twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of

Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

(e) notwithstanding anything provided herein, the Applicable Borrower shall only be entitled to select an Interest Period of seven days with regard to any Eurodollar Rate Advances to be made as of the Closing Date.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any Person. “Investment” shall exclude extensions of trade credit by the Borrower and its Restricted Subsidiaries in accordance with normal trade practices of the Borrower or such Restricted Subsidiary, as the case may be. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Restricted

Subsidiary is no longer a Restricted Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Joint Bookrunners” has the meaning specified in the recital of parties to this Agreement.

“Joint Lead Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 or pursuant to Section 2.16 or pursuant to any amendment to this Agreement, for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Loan Documents” means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, and (iii) the Guaranties, and (b) for purposes of the Guaranties and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, and (iii) the Guaranties, in each case as amended.

“Loan Parties” means the Borrower and each of the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document.

“Moody’s” means Moody’s Investors Service, Inc.

“MSSF” has the meaning specified in the recital of parties hereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Borrower or any of its Restricted Subsidiaries from such Asset Sale net of:

(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

(c) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary of the Borrower, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any Restricted Subsidiary of the Borrower, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“New Credit Agreement” means the Existing Credit Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified from to time after the date hereof, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement (including by means of sales of debt securities to institutional investors).

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender, as amended.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Offer Period” has the meaning specified in Section 2.15.

“Other Taxes” has the meaning specified in Section 2.11(b).

“Parent” means Dresser Holdings, Inc., a Delaware corporation.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Business” means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Borrower and its Restricted Subsidiaries on the Closing Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date.

“Permitted Group” means any group of investors that is deemed to be a “person” (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person (together with its Affiliates), other than the Permitted Investors and their Related Parties, is the “beneficial owner” (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of the Borrower that is “beneficially owned” (as defined above) by such group of investors.

“Permitted Debt” means, without duplication, each of the following:

(a) Debt under this Agreement and the Notes;

(b) [Intentionally Omitted.]

(c) Debt of the Borrower or any of its Restricted Subsidiaries incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $820,000,000 less the sum of (i) the aggregate amount of Debt outstanding under this Agreement and the Notes and (ii) the aggregate amount of Debt of Securitization Entities at the time outstanding, provided that the amount of Debt permitted to be incurred pursuant to Credit Facilities in accordance with this clause (c) shall be in addition to any Debt permitted to be incurred pursuant to Credit Facilities in reliance on, and in accordance with, clauses (h), (n) and (p) below;

(d) other Debt of the Borrower and its Restricted Subsidiaries outstanding on the Closing Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(e) Interest Swap Obligations of the Borrower or any of its Restricted Subsidiaries covering Debt of the Borrower or any of its Restricted Subsidiaries; provided that any Debt to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Agreement; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Borrower, to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Debt and not for purposes of speculation;

(f) Debt of the Borrower or any Restricted Subsidiary of the Borrower under Hedging Agreements and Currency Agreements so long as such agreement has been entered into in the ordinary course of business and not for purposes of speculation;

(g) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Debt between or among the Borrower and any such Restricted Subsidiaries; provided, however, that:

(i) if the Borrower is the obligor on such Debt and the aggregate principal amount thereof exceeds $1,000,000, and the payee is a Restricted Subsidiary of the Borrower that is not a Guarantor, such Debt is expressly subordinated to the prior payment in full in cash of all Senior Unsecured Obligations; and

(ii) (A) any subsequent issuance or transfer of Capital Stock that results in any such Debt being held by a Person other than the Borrower or a Restricted Subsidiary thereof, and

(B) any sale or other transfer of any such Debt to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower (other than by way of granting a Lien permitted under this Agreement or in connection with the exercise of remedies by a secured creditor)

shall be deemed, in each case, to constitute an incurrence of such Debt by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

(h) Debt (including Capitalized Lease Obligations) incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding after giving effect to that incurrence not to exceed the greater of (i) $40,000,000 or (ii) 10% of Consolidated Net Tangible Assets at the time of incurrence;

(i) Refinancing Debt;

(j) guarantees by the Borrower and its Restricted Subsidiaries of one another’s Debt; provided that such Debt is permitted to be incurred under this Agreement;

(k) Debt arising from agreements of the Borrower or a Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Borrower, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

(l) obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business;

(m) the incurrence by a Securitization Entity of Debt in a Qualified Securitization Transaction that is non-recourse to the Borrower or any Restricted Subsidiary of the Borrower (except for Standard Securitization Undertakings);

(n) additional Debt of the Borrower and its Restricted Subsidiaries in an aggregate principal amount that does not exceed $50,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility);

(o) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five business days of incurrence;

(p) Debt of the Borrower or any of its Restricted Subsidiaries represented by letters of credit for the account of the Borrower or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Borrower or such Restricted Subsidiary, including, without limitation, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Debt with respect to workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business;

(q) unsecured Debt incurred by the Borrower to current or former employees in connection with the purchase or redemption of Capital Stock of the Borrower not to exceed in the aggregate $10,000,000; and

(r) Debt of a Restricted Subsidiary of the Borrower incurred and outstanding on the date such Restricted Subsidiary was acquired by the Borrower in a principal amount that, when taken together with the principal amount of all other Debt incurred pursuant to this clause (r) that is at the time outstanding, does not exceed $40,000,000; provided that such Debt was incurred by such Restricted Subsidiary prior to such acquisition by the Borrower or one of its Restricted Subsidiaries and was not incurred in connection with, or contemplation of, such acquisition by the Borrower or one of its Restricted Subsidiaries.

For purposes of determining compliance with Section 5.01(h), in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (r) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 5.01(h), the Borrower shall, in its sole discretion, classify (or later reclassify) such item of Debt in any manner that complies with Section 5.01(h). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Debt or an issuance of Disqualified Capital Stock for purposes of Section 5.01(h).

“Permitted Investments” means:

(a) Investments by the Borrower or any Restricted Subsidiary of the Borrower in any Restricted Subsidiary of the Borrower (whether existing on the Closing Date or created thereafter) or any Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of the Borrower or that will merge with or consolidate into the Borrower or a Restricted Subsidiary of the Borrower and Investments in the Borrower by any Restricted Subsidiary of the Borrower;

(b) Investments in cash and Cash Equivalents;

(c) loans and advances to employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(d) Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with this Agreement and not for purposes of speculation;

(e) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(f) Investments made by the Borrower or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 5.01(i);

(g) Investments existing on the Closing Date or made pursuant to commitments existing on the Closing Date;

(h) accounts receivable created or acquired in the ordinary course of business;

(i) guarantees by the Borrower or a Restricted Subsidiary of the Borrower permitted to be incurred under this Agreement;

(j) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed 5% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(k) any Investment by the Borrower or a Restricted Subsidiary of the Borrower in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and

(l) other Investments to the extent paid for with Qualified Capital Stock of the Borrower.

“Permitted Investors” shall mean First Reserve Corporation, its Affiliates and any general or limited partners of First Reserve Corporation on the Closing Date, Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, LP on the Closing Date.

“Permitted Liens” means the following types of Liens:

(a) Liens for taxes, assessments or governmental charges or claims either

(i) not delinquent; or

(ii) contested in good faith by appropriate proceedings and as to which the Borrower or the applicable Restricted Subsidiary has set aside on its books such reserves as may be required pursuant to GAAP;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d) judgment Liens not giving rise to an Event of Default;

(e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f) any interest or title of a lessor under any Capitalized Lease Obligation;

(g) purchase money Liens to finance property or assets of the Borrower or any Restricted Subsidiary of the Borrower acquired, constructed or improved in the ordinary course of business; provided, however, that

(i) the related purchase money Debt shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary of the Borrower other than the property and assets so acquired, and

(ii) the Lien securing such Debt shall be created within 90 days of such acquisition;

(h) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(j) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Restricted Subsidiaries, including rights of offset and set-off;

(k) Liens securing Interest Swap Obligations entered into in the ordinary course of business and not for the purposes of speculation which Interest Swap Obligations relate to Debt that is otherwise permitted under this Agreement;

(l) Liens securing Debt under Currency Agreements and Hedging Agreements entered into in the ordinary course of business and not for the purposes of speculation;

(m) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower with respect to obligations that do not in the aggregate exceed $50,000,000 at any one time outstanding;

(n) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

(o) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(p) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

(r) Liens securing Acquired Debt incurred in compliance with Section 5.01(h); provided that

(i) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Borrower or a Restricted Subsidiary of the Borrower and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Borrower or a Restricted Subsidiary of the Borrower; and

(ii) such Liens do not extend to or cover any property or assets of the Borrower or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Borrower or a Restricted Subsidiary of the Borrower and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Borrower or a Restricted Subsidiary of the Borrower.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Prepayment Date” has the meaning specified in Section 2.15.

“Prepayment Offer” has the meaning specified in Section 5.01(i).

“Prepayment Offer Amount” has the meaning specified in Section 5.01(i).

“Prepayment Offer Payment Date” has the meaning specified in Section 5.01(i).

“Prepayment Trigger Date” has the meaning specified in Section 5.01(i).

“Productive Assets” means assets (including Capital Stock) that are used or usable by the Borrower and its Restricted Subsidiaries in Permitted Businesses.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing amounts owed to the Borrower or any Restricted Subsidiary of the Borrower in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a) a Securitization Entity (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries); and

(b) any other Person (in the case of a transfer by a Securitization Entity),

or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Transaction.

“Reduction Amount” has the meaning specified in Section 2.05(b)(v).

“Refinance” means, in respect of any security or Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Debt in exchange or replacement for, such security or Debt in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means any refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Debt (other than intercompany Debt), including any additional Debt incurred to pay interest or premiums required by the instruments governing such existing or future Debt as in effect at the time of issuance thereof (“Required Premiums”) and fees in connection therewith; provided that Debt the proceeds of which are used to refinance or refund the Senior Unsecured Obligations or other then existing Debt that is pari passu with, or subordinated in right of payment to, the Senior Unsecured Obligations shall only be permitted hereunder if, in the event that the Debt to be refinanced is subordinated in right of payment to the Senior Unsecured Obligations, such new Debt, by its terms or by the terms of any agreement or instrument pursuant to which such new Debt is issued or remains outstanding, is expressly made subordinate in right of payment to the Senior Unsecured Obligations at least to the extent that the Debt to be refinanced is subordinated to the Senior Unsecured Obligations and such new Debt, determined as of the date of incurrence of such new Debt, does not mature prior to the stated maturity of the Debt to be refinanced or refunded (or, if less, the stated maturity of the Senior Unsecured Obligations); provided further that any such event shall not:

(a) directly or indirectly result in an increase in the aggregate principal amount of Permitted Debt, except to the extent such increase is a result of a simultaneous incurrence of additional Debt:

(i) to pay Required Premiums and related fees; or

(ii) otherwise permitted to be incurred under this Agreement; and

(b) create Debt with a Weighted Average Life to Maturity at the time such Debt is incurred that is less than the Weighted Average Life to Maturity at such time of the Debt being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Party” with respect to any Permitted Investor means, (a) (i) any spouse, sibling, parent, or child of such Permitted Investor, or (ii) the estate of any Permitted Investor during any period in which such estate holds Capital Stock of the Borrower for the benefit of any Person referred to in clause (a)(i) above, or (b) any trust, corporation, partnership, limited liability company or other entity the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing member of which is, one or more Permitted Investors and/or such other Persons referred to in the immediately preceding clause (a).

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time; provided, however, that, if any Lender shall be an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time.

“Responsible Officer” means any officer of any Loan Party or any of its Subsidiaries.

“Restricted Payments” has the meaning specified in Section 5.01(f).

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or a Restricted Subsidiary of the Borrower of any property, whether owned by the Borrower or any Restricted Subsidiary of the Borrower at the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means any person in which the Borrower or any Restricted Subsidiary of the Borrower makes an Investment and to which the Borrower or any Restricted Subsidiary of the Borrower transfers accounts receivable or equipment (and related assets including contract rights) which engages in no activities other than in connection with the financing of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Entity:

(a) no portion of the Debt or any other Obligations (contingent or otherwise) of which

(iii) is guaranteed by the Borrower or any Restricted Subsidiary of the Borrower (excluding guarantees of Obligations (other than the principal of, and interest on, Debt)) pursuant to Standard Securitization Undertakings;

(iv) is recourse to or obligates the Borrower or any Restricted Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings; or

(v) subjects any property or asset of the Borrower or any Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Borrower nor any Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(c) to which neither the Borrower nor any Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with foregoing conditions.

“Senior Unsecured Obligations” means the Obligations of the Borrower and the Guarantors under this Agreement, the Notes and the Guaranties.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard Securitization Undertaking” means representations, warranties, covenants, repurchase obligations and indemnities entered into by the Borrower or any Subsidiary which are reasonable and customary in accounts receivable or equipment transactions.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supermajority Lenders” means, at any time, Lenders owed or holding at least two-thirds in interest of the aggregate principal amount of the sum of the aggregate principal amount of the Advances outstanding at such time; provided, however, that if any Lender shall be an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Supermajority Lenders at such time the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender).

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the initial Borrowing hereunder.

“Tax Sharing Agreement” means that certain tax sharing agreement to be entered into between the Borrower and DEG Acquisitions, pursuant to which (i) DEG Acquisitions will agree to file consolidated, combined or unitary federal, state, local and foreign income tax returns on behalf of itself and its Subsidiaries, including the Borrower, to the extent it is permitted to do so under the relevant law, and (ii) the Borrower will be obligated to pay to DEG Acquisitions a portion of the total income tax liability of DEG Acquisitions and its Subsidiaries, in an amount equal to the excess of

(a) the relevant income tax liability of DEG Acquisitions and its subsidiaries for a taxable period over (b) the corresponding consolidated, combined or unitary income tax liability of DEG Acquisitions and its Subsidiaries that DEG Acquisitions would have incurred if the Borrower and its Subsidiaries had not been Subsidiaries of DEG Acquisitions.

“Taxes” has the meaning specified in Section 2.11(a).

“Termination Date” means the earlier of (a) the date of termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01 and (b) March 1, 2010.

“Total Assets” means the total consolidated assets of the Borrower and its Restricted Subsidiaries, as set forth on the Borrower’s most recent consolidated balance sheet.

“Type” refers to the distinction among Advances bearing interest based on the Base Rate and Advances bearing interest based on the Eurodollar Rate.

“Unrestricted Subsidiary” of any Person means:

(a) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(a) the Borrower certifies to the Administrative Agent that such designation complies with Section 5.01(f); and

(b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Borrower or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Borrower is able to incur at least $1.00 of additional Debt (other than Permitted Debt) in compliance with Section 5.01(h) and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(a) the then outstanding aggregate principal amount of such Debt into

(b) the sum of the total of the products obtained by multiplying

(i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by

(ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Wholly Owned Domestic Restricted Subsidiary” of any Person means any Domestic Restricted Subsidiary of such Person of which 95% or more of the outstanding voting securities are owned by such Person or any Wholly Owned Domestic Restricted Subsidiary of such Person.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and in compliance with the Loan Documents.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the Closing Date in Dollars in an amount equal to such Lender’s Commitment at such time. The Borrowing shall consist of Advances made simultaneously by the Lenders ratably according to their Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b), the Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of the Borrowing, (ii) Type of Advances comprising the Borrowing, (iii) aggregate amount of the Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of the Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for the Borrowing if the aggregate amount of the Borrowing is less than U.S.$5,000,000 or Eurodollar Rate Advances if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10; provided, however, that if the syndication under this Agreement has not been completed on or prior to the Closing Date then the Borrower may only select Eurodollar Rate Advances with 7-day Interest Period until the earlier of (i) the date which is one month after the Closing Date and (ii) the date the syndication has been completed as shall be specified by the Joint Lead Arrangers in a notice to the Borrower.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of the Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for the Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of the Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising the Borrowing and (ii) in the case of such Lender, the Federal Funds Rate in the case of Advances denominated in Dollars. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of the Borrowing for all purposes.

(e) The failure of any Lender to make the Advance to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of the Borrowing.

SECTION 2.03. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances on the Termination Date.

SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Commitments; provided, however, that each partial reduction of the Facility (i) shall be in an aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to the Facility.

(b) Mandatory. On the date of each repayment or prepayment of the Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Advances then outstanding.

SECTION 2.05. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid at any time and from time to time, without premium or penalty; provided, however, that to the extent the Borrower makes a voluntary prepayment of any Advances within three (3) years after the Closing Date, such prepayment shall be made with a premium such that the aggregate amount of such voluntary prepayment shall be in an amount equal to (1) 103% of the principal amount prepaid if such voluntary prepayment is made during the period from the Closing Date through the first anniversary of the Closing Date, (2) 102% of the principal amount prepaid if such voluntary prepayment is made during the period from the first anniversary of the Closing Date through the second anniversary of the Closing Date, and (3) 101% of the principal amount prepaid if such voluntary prepayment is made during the period from the second anniversary of the Closing Date through the third anniversary of the Closing Date; provided further that the prepayment of any Advances made after the third anniversary of the Closing Date shall be made without premium or penalty. Each partial prepayment shall be in an aggregate principal amount of U.S.$3,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof. If any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment shall be applied, at the option of the Borrower to the next four installments in order of maturity of the Facility and to such installments on a pro rata basis, subject to Section 2.05(b).

(b) All prepayments under subsection (a) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advances to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default and the request of the Required Lenders, interest shall accrue on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

SECTION 2.07. Agents’ Fees. The Borrower shall pay such fees as may be agreed between the Borrower and the Agents from time to time.

SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in Interest Periods other than as permitted under Section 2.02(b) and each Conversion of Advances shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances, in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be continued as a Eurodollar Rate Advance for a one-month Interest Period.

(ii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until circumstances giving rise to such Event of Default shall no longer exist.

SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from or representing (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) Excluded Taxes), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent in writing, that the Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period (setting forth in the writing the nature and amount of such costs), the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless the Borrower offers to pay such increased costs to such Lenders, (x) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into such Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (x) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(e) Notwithstanding anything contained in this Section 2.09, the Borrower shall not be liable in any respect for any amounts incurred or accrued pursuant to this Section 2.09 more than 180 days prior to the date on which notice of the event or occurrence giving rise to the obligation to make a payment under this Section 2.09 is given to the Borrower.

SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender or such Affiliate any amount so due.

(c) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days (or, to the extent interest is determined based on the Base Rate, 365 or 366 days, as applicable), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender’s proportionate share of the principal amount of all outstanding Advances then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

SECTION 2.11. Taxes. (a) Any and all payments by the Loan Parties hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its net income (including branch profits taxes, minimum taxes and franchise taxes imposed in lieu of net income taxes) by the country, state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof or in which such Lender or such Agent (but not the Borrower) is engaged in a trade or business and, in the case of each Lender, taxes that are imposed on its overall net income (including branch profits taxes, minimum taxes and franchise taxes imposed in lieu of net income taxes) by the country, state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (hereinafter, “Excluded Taxes”) (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes, other than Excluded Taxes, being hereinafter referred to as “Taxes”). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes, or with respect to the transfer of Notes in accordance with the provisions of Section 9.07 (hereinafter referred to as “Other Taxes”).

(c) Each Loan Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes (including Taxes and Other Taxes, but not including Excluded Taxes, imposed on the indemnity payable under this subsection (c)), imposed on or paid by such Lender or such Agent (as the case may be) (including penalties, additions to tax, interest and expenses arising therefrom or with respect thereto), provided, however, that the Loan Parties shall not be obligated to make payment to the Lenders or any Agent (as the case may be) pursuant to this subsection (c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or such Agent within 90 days from the date on which such Lender or such Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only if one or more of the Loan Parties have not received a written demand or notice of the imposition of Taxes or Other Taxes from such authority and only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by such Lender or such Agent in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Loan Party had indemnified or paid an additional amount due as of the date of such payment pursuant to this subsection (c) and are imposed because the Lender failed to deposit the indemnity payment with the applicable taxing or other governmental authority or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Agent. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipt is not obtainable, other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) In the case of payments made by the Borrower, each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and in the case of any Lender, on or prior to the date the Lender changes its Applicable Lending Office, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN (or successor form) (and, if such Lender delivers a form W-8BEN claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Lender is not a “bank” for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). If a Lender is unable to deliver one of these forms or if the forms provided by a Lender at the time such Lender first becomes a party to this Agreement or at the time a Lender changes its Applicable Lending Office (other than at the request of one of the Borrower) indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the related certificate described above) or any successor form, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above in respect of a

Lender assignee), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by reason of such failure; provided, however, that, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender shall be shared on a pro rata basis only with other Lenders. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.13. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to refinance a portion of the Tranche B Term Advances outstanding under the Existing Credit Agreement and pay fees and expenses incurred in connection with such refinancing.

SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Term Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of the Borrowing made hereunder, the Type of Advances comprising the Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.15. Offer to Prepay by Application of Prepayment Offer Amount. In the event that the Borrower shall be required to commence a Prepayment Offer pursuant to Section 5.01(i), it shall follow the procedures specified below.

The Prepayment Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Prepayment Date”), the Borrower shall prepay the Prepayment Offer Amount plus any applicable premium as set forth below, except if Lenders holding Advances in an aggregate principal amount less than the Prepayment Offer Amount have elected to accept the Prepayment Offer (each, an “Accepting Lender”), in which case the Borrower shall prepay all Advances of such Accepting Lenders; it being understood that any Lender that shall not have given written notice (via telegram, telex, facsimile transmission or letter) to the Administrative Agent declining the Prepayment Offer by 11:00 A.M. (New York City time) on the Business Day immediately preceding the Prepayment Date (each, a “Declining Lender”) shall be deemed to an Accepting Lender. Payment for any Advances so prepaid shall be made in the same manner as interest payments are made.

Upon the commencement of a Prepayment Offer, the Borrower shall send, by first-class mail, a notice of such Prepayment Offer to the Administrative Agent and each of the Lenders, with a copy to the Administrative Agent. The notice shall contain all instructions and materials necessary to enable such Lenders to accept such Prepayment Offer pursuant to the Prepayment Offer. The Prepayment Offer shall be made to all Lenders. The notice, which shall govern the terms of the Prepayment Offer, shall state:

(a) that the Prepayment Offer is being made pursuant to this Section 2.15 and Section 5.01(i) and the length of time the Prepayment Offer shall remain open;

(b) the Prepayment Offer Amount, the prepayment amount to be made to such Lender and the Prepayment Date;

(c) that the outstanding principal amount of Advances owed to any Declining Lender shall continue to accrue interest;

(d) that, unless the Borrower defaults in making such payment, the outstanding principal amount of Advances owed to any Accepting Lender shall cease to accrue interest after the Prepayment Date and the only remaining right of such Accepting Lender is to receive the prepayment amount offered to be made to such Lender pursuant to the Prepayment Offer;

(e) that Lenders electing to have a portion of the outstanding principal amount of the Advances owed to such Lenders pursuant to a Prepayment Offer may only elect to have such principal amount prepaid in integral multiples of $1,000;

(f) that Accepting Lenders shall be required to surrender the Note or Notes, if any, held by such Lenders, at the address specified in the notice at least three days before the Prepayment Date;

(g) that, if the aggregate principal amount of Advances owed to Accepting Lenders exceeds the Prepayment Offer Amount, the Borrower shall select the Advances to be purchased on a pro rata basis; and

(h) that Lenders whose Notes were prepaid only in part shall be issued a new Note or Notes in principal amount equal to the unpaid portion of the Notes surrendered in the name of the Lender thereof upon cancellation of the original Note.

On or before the Prepayment Date, the Borrower shall, to the extent lawful, apply, on a pro rata basis to the extent necessary, an amount equal to 100% of the Prepayment Offer Amount, in each case to Advances or portions thereof of the Accepting Lenders, or if Lenders holding less than the Prepayment Offer Amount have validly accepted the Prepayment Offer, all Senior Unsecured Obligations or portions thereof of the Accepting Lenders, and shall deliver to the Administrative Agent an Officers’ Certificate stating that such Senior Unsecured Obligations or portions thereof were accepted for prepayment by the Borrower in accordance with the terms of this Section 2.15. The Borrower, or the Administrative Agent, as the case may be, shall promptly (but in any case not later than five days after the Prepayment Date) mail or deliver to each Accepting Lender an amount equal to the amount accepted for prepayment in respect of such Accepting Lender, and the Borrower shall promptly issue a new Note, if applicable, and the Administrative Agent, upon written request from the Borrower shall mail or deliver such new Note to such Lender, in a principal amount equal to any unpaid portion of the Note surrendered.

SECTION 2.16. Increase in the Commitments (a) The Borrower may, at any time and from time to time prior to the Termination Date, by notice to the Administrative Agent, request the addition of a new facility pursuant to an increase in the Commitments (each, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 and in clause (d) of this Section 2.16 shall be satisfied and, to the extent such Commitment Increase is to be used to finance a Permitted Acquisition, the conditions set forth in respectively the definition of Permitted Acquisition shall be satisfied, and (ii) such new facility shall contain such other terms as may be agreed by the Borrower and the Agents.

(b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in the requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to participate in a Commitment Increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

(c) Promptly following the applicable Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to at least U.S.$1,000,000.

(d) On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.16(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of the applicable Increase Date and the Commitment of each Increasing Lender for such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions of the Board of Directors of the Borrower approving the applicable Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in a form reasonably satisfactory to the Administrative Agent;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the applicable Commitment Increase to be effected on the related Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the initial Borrowing:

(a) The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i) The Notes payable to the order of the Lenders to the extent requested pursuant to Section 2.14.

(ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated hereby and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated hereby and each Loan Document to which it is or is to be a party.

(iii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party (or other appropriate governmental official), dated reasonably near the Closing Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the state of the jurisdiction of its incorporation.

(iv) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(iii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Closing Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

(v) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(vi) Certificates, in substantially the form of Exhibit D hereto, attesting to the Solvency of the Borrower and the Guarantors before and after giving effect to the refinancing, from its President, Chief Financial Officer or Treasurer.

(vii) A Notice of Borrowing relating to the initial Borrowing, except that the three Business Day notice requirement in Section 2.02(a) is hereby waived.

(viii) A favorable opinion of Latham & Watkins, counsel for the Loan Parties, in substantially the form of Exhibit D hereto.

(b) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of Capital Stock in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

(c) There shall have occurred no Material Adverse Change since September 30, 2003 (after giving effect to the Borrower’s financial statements filed with the Securities and Exchange Commission on December 12, 2003).

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Refinancing.

(e) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect (other than any consent or approval the absence of which, either individually or together with all other such consents or approvals, could not reasonably be expected to have a Material Adverse Effect).

(f) The Borrower shall have directed the Administrative Agent to pay, from the proceeds of the initial Borrowing all accrued fees and expenses for which invoices have been presented then due and payable under any of the Loan Documents.

(g) Concurrently with the occurrence of the Closing Date, Amendment No. 7 shall have become effective and in full force and effect.

SECTION 3.02. Conditions Precedent to Commitment Increase. The obligation of each Lender to make an Advance on the occasion of a Commitment Increase, shall be subject (a) to the further conditions precedent that on the date of such Commitment Increase the following statements shall be true (and the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Commitment Increase shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Commitment Increase such statements are true):

(i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Commitment Increase and to the application of the proceeds therefrom, as though made on and as of, the date of such Commitment Increase, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Commitment Increase, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from such Commitment Increase or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other certificates, opinions and other documents as any Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Borrower’s representations and warranties, (ii) the Borrower’s timely compliance with the terms, covenants and agreements set forth in this Agreement and (iii) the absence of any Default.

SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except, in the case of such licenses, permits and approvals, where a failure to obtain such licenses, permits or approvals would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(b) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not

(i) contravene such Loan Party’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, the conflict, breach, default or payment of which could be reasonably likely to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, or (ii) the exercise by any Agent or any Lender of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. Amendment No. 7 shall be or has been approved on the Closing Date.

(d) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and the effect of general principles of equity.

(e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

(f) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject (in the case of interim statements) to normal year-end adjustments and the absence of footnote disclosure and since September 30, 2003 (after giving effect to the Borrower’s financial statements filed with the Securities and Exchange Commission on December 12, 2003), there has been no Material Adverse Change.

(g) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at September 30, 2003, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly presents the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date, giving effect to the transactions contemplated hereby, all in accordance with GAAP.

(h) Taken as a whole, neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading.

(i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(j) Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(k) Each Loan Party is, together with its Subsidiaries, Solvent.

(l) (i) Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(A) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate;

(B) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status;

(C) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan;

(D) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA; and

(E) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(1) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(2) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(3) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(m) (i) Except as otherwise set forth on Part I of Schedule 4.01(m) hereto, and except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as otherwise set forth on Part II of Schedule 4.01(m) hereto, (a) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the best of the Parent’s or the Borrower’s knowledge, proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or is adjacent to any such property; (b) except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (c) except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (d) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(iii) Except as otherwise set forth on Part III of Schedule 4.01(m) hereto, and except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

(n) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

(ii) Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the businesses of the Borrower or each other Loan Party, or each of their respective Affiliates or Subsidiaries, the Borrower, each other Loan Party, their Subsidiaries and Affiliates have filed or been included in any and all returns, reports, forms, schedules, attachments, statements, and other similar declarations and documents (“Tax Returns”) in respect of Taxes required to be filed by them taking into account all applicable extensions; all Taxes shown as due on such Tax Returns have been paid; all such Tax Returns are true, correct and complete in all respects; and no adjustment relating to such Tax Returns has been proposed in writing by any Tax authority.

(iii) There are no pending tax audits or examinations and no deficiencies or other claims for unpaid Taxes are proposed in writing in respect of Taxes due from, or with respect to, the Borrower, each other Loan Party, their Subsidiaries and Affiliates or with respect to any Tax Return filed by, or in respect of, any of them that could have a Material Adverse Effect.

ARTICLE V

COVENANTS

SECTION 5.01. Covenants of the Borrower and Restricted Subsidiaries.

(a) Payment of Advances. Pay or cause to be paid the principal amount, premium, if any, and interest (including any default interest), if any, on the Senior Unsecured Obligations on the dates and in the manner provided in the Notes and this Agreement. Principal amount, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Administrative Agent holds as of 10:00 a.m. New York City time on the due date money deposited by the Borrower in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest (including any default interest), if any, then due.

(b) Reports to Lenders. Whether or not required by the rules and regulations of the SEC, so long as any Senior Unsecured Obligations are outstanding, the Borrower shall furnish to the Lenders:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such forms (provided that the annual information required for fiscal years prior to the fiscal year ended December 31, 2001 may be unaudited and the quarterly financial information required for periods prior to December 31, 2001 will not have been subject to a limited review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants, i.e. SAS 100), including a “Management”s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower) and, with respect to the annual information for fiscal years beginning with and including the fiscal year ended December 31, 2001 only, a report thereon by the Borrower’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations.

(c) Compliance Certificate. (i) The Borrower and each Guarantor shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Unsecured Obligations is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

(ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.01(b)(i) above shall be accompanied by a written statement of the Borrower’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Sections 5.01 or 5.02 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(iii) Upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

(d) Payment of Taxes and Other Claims. The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, (i) all material taxes, assessments and governmental levies levied or imposed upon (a) the Borrower or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Borrower or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, could reasonably be expected by law to become a lien upon the property of the Borrower or any such Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

(e) Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

(f) Limitation on Restricted Payments. The Borrower shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Borrower) on or in respect of shares of the Borrower’s Capital Stock to holders of such Capital Stock;

(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any direct or indirect parent of the Borrower or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Debt of the Borrower that is subordinate or junior in right of payment to the Senior Unsecured Obligations; or

(iv) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”)), if at the time of such Restricted Payment or immediately after giving effect thereto:

(A) a Default or an Event of Default shall have occurred and be continuing;

(B) the Borrower is not able to incur at least $1.00 of additional Debt (other than Permitted Debt) in compliance with Section 5.01(h); or

(C) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Closing Date (other than Restricted Payments made pursuant to clauses (ii)(A), (iii) through (xiii) of the following paragraph) (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum, without duplication, of:

(1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Borrower earned subsequent to the beginning of the first fiscal quarter commencing after the Closing Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(2) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Borrower from any Person (other than a Subsidiary of the Borrower) from the issuance and sale subsequent to the Closing Date and on or prior to the Reference Date of Qualified Capital Stock of the Borrower or other securities of the Borrower that have been converted into such Qualified Capital Stock; plus

(3) without duplication of any amounts included in clause (C)(2) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Borrower from a holder of the Borrower’s Capital Stock; plus

(4) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of any Investment (other than a Permitted Investment) made by the Borrower and its Restricted Subsidiaries subsequent to the Closing Date or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary of the Borrower made subsequent to the Closing Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

(ii) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of the Borrower (the “Retired Capital Stock”) either (1) solely in exchange for shares of Qualified Capital Stock of the Borrower (the “Refunding Capital Stock”) or (2) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of shares of Qualified Capital Stock of the Borrower and, in the case of subclause (1) of this clause (ii), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (iv) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(iii) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any Debt of the Borrower that is subordinate or junior in right of payment to the Senior Unsecured Obligations either (1) solely in exchange for shares of Qualified Capital Stock of the Borrower or (2) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of (A) shares of Qualified Capital Stock of the Borrower or (B) Refinancing Debt;

(iv) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Closing Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this paragraph); provided that, at the time of such issuance, the Borrower, after giving effect to such issuance on a pro forma basis, would have been able to incur $1.00 of additional Debt (other than Permitted Debt) in compliance with Section 5.01(h) hereof;

(v) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the redemption or repurchase of the Borrower’s common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (v) shall not exceed $5,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $10,000,000 in any fiscal year) in any fiscal year (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Closing Date of Capital Stock (other than Disqualified Capital Stock) to members of the Borrower’s management team that have not otherwise been applied to the payment of

Restricted Payments pursuant to the terms of clause (C) of the immediately preceding paragraph and by the cash proceeds of any “key-man” life insurance policies that are used to make such redemptions or repurchases) since the Closing Date; provided, further, that the cancellation of Debt owing to the Borrower from members of management of the Borrower or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of the Borrower (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under this Agreement;

(vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(vii) all payments and transactions provided for in the Transaction Agreements (as defined in the Indenture) as the same are in effect on the Closing Date;

(viii) distributions or payments of Receivable Fees;

(ix) any purchase or repayment of Subordinated Debt upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if: in the case of an Asset Sale, the Borrower shall have applied the Net Cash Proceeds from such Asset Sale in accordance with Section 5.01(i);

(x) any other Investment made in a Permitted Business which, together with all other Investments made pursuant to this clause (x) since the date of this Agreement, does not exceed $5,000,000 (in each case, after giving effect to all subsequent reductions in the amount of any Investment made pursuant to this clause (x), either as a result of (1) the repayment or disposition thereof for cash or (2) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to the Borrower’s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (1) and (2), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (x)); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Investment;

(xi) distributions to DEG Acquisitions provided for in the Tax Sharing Agreement;

(xii) distributions to DEG Acquisitions to pay administrative and other operating expenses in an aggregate amount not to exceed $500,000 per fiscal year; and

(xiii) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $25,000,000.

In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with clause (C) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (i) and (ii)(y) shall be included in such calculation, and (b) amounts expended pursuant to clauses (ii)(x) and (iii) through (xiii) shall be excluded from such calculation.

(g) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Borrower shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Borrower to:

(i) pay dividends or make any other distributions on or in respect of its Capital Stock;

(ii) make loans or advances or pay any Debt or other obligation owed to the Borrower or any other Restricted Subsidiary of the Borrower; or

(iii) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary of the Borrower,

except for such encumbrances or restrictions existing under or by reason of:

(A) applicable law;

(B) the Notes or this Agreement;

(C) non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Borrower entered into in the ordinary course of business;

(D) any instrument governing Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(E) the New Credit Agreement;

(F) agreements existing on the Closing Date to the extent and in the manner such agreements are in effect on the Closing Date;

(G) restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien;

(H) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Agreement to any Person pending the closing of such sale;

(I) any agreement or instrument governing Capital Stock of any Person that is acquired;

(J) any Purchase Money Note or other Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

(K) other Debt outstanding on the Closing Date or permitted to be issued or incurred under this Agreement; provided that any such restrictions are ordinary and customary with respect to the type of Debt being incurred or Preferred Stock being issued (under the relevant circumstances) if the Board of Directors of the Borrower determines that any such encumbrance or restriction will not materially adversely affect the Borrower’s ability to make principal or interest payments on the Senior Unsecured Obligations;

(L) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(M) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (L) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(h) Limitation on the Incurrence of Additional Debt. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Debt (other than Permitted Debt) and the Borrower will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Debt, the Borrower or any of its Restricted Subsidiaries may incur Debt (including, without limitation, Acquired Debt) and Restricted Subsidiaries of the Borrower may issue Preferred Stock, in each case if on the date of the incurrence of such Debt or issuance of such Preferred Stock, after giving effect to the incurrence of such Debt or issuance of such Preferred Stock, the Consolidated Fixed Charge Coverage Ratio of the Borrower would have been greater than 2.0 to 1.0.

(i) Limitation on Asset Sales. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Borrower or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(ii) at least 75% of the consideration received by the Borrower or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Productive Assets, cash and/or Cash Equivalents and shall be received at the time of such disposition; provided that the amount of:

(A) liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet) of the Borrower or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Unsecured Obligations) that are assumed by the transferee of any such assets and for which the Borrower and its Restricted Subsidiaries receive a written release from all creditors;

(B) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(C) any Designated Noncash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (A) with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value and (B) with respect to any Designated Noncash Consideration in excess of $50,000,000, the Board of Directors’ determination of the fair market value of such Designated Noncash Consideration must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, shall be deemed to be cash solely for the purposes of this provision or for purposes of the second paragraph of this Section 5.01(i); and

(iii) upon the consummation of an Asset Sale, the Borrower shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(A) to prepay any Credit Facility or any Debt of a Restricted Subsidiary of the Borrower that is not a Guarantor and, in the case of any such Debt under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so),

(B) to reinvest in Productive Assets, or

(C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B).

Pending the final application of any such Net Cash Proceeds, the Borrower or such Restricted Subsidiary may temporarily reduce Debt under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Borrower or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of the preceding paragraph and prior to the occurrence of the Prepayment Trigger Date (each, a “Prepayment Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Prepayment Trigger Date (each, a “Prepayment Offer Amount”) shall be offered by the Borrower or such Restricted Subsidiary to prepay (the “Prepayment Offer”) on a date (the “Prepayment Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Prepayment Trigger Date, to all Senior Unsecured Obligations on a pro rata basis, a maximum amount of Senior Unsecured Obligations, plus accrued and unpaid interest thereon, if any, to the date of prepayment that may be prepaid with such Prepayment Offer Amount; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Borrower or any Restricted Subsidiary of the Borrower, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 5.01(i). Notwithstanding the foregoing, if a Prepayment Offer Amount is less than $15,000,000, the application of the Net Cash Proceeds constituting such Prepayment Offer Amount may be deferred until such time as such Prepayment Offer Amount plus the aggregate amount of all Prepayment Offer Amounts arising subsequent to the Prepayment Trigger Date relating to such initial Prepayment Offer Amount from all Asset Sales by the Borrower and its Restricted Subsidiaries aggregate at least $15,000,000, at which time the Borrower or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Prepayment Offer Amounts that have been so deferred to make a Prepayment Offer (the first date the aggregate of all such deferred Prepayment Offer Amounts is equal to $15,000,000 or more shall be deemed to be a Prepayment Trigger Date).

Upon completion of any such Prepayment Offer, the Prepayment Offer Amount shall be reset at zero.

All prepayments under this Section 5.01(i) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

(j) Transactions with Affiliates. (i) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Borrower or such Restricted Subsidiary; provided, however, that for an Affiliate Transaction with an aggregate value of $7,500,000 or more, at the Borrower’s option, either:

(A) a majority of the disinterested members of the Board of Directors of the Borrower shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Borrower; or

(B) the Board of Directors of the Borrower or any such Restricted Subsidiary party to such Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Borrower;

(ii) The restrictions set forth in Section 5.01(j) shall not apply to:

(A) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary of the Borrower as determined in good faith by the Borrower’s Board of Directors or senior management;

(B) transactions exclusively between or among the Borrower and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;

(C) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date;

(D) Restricted Payments or Permitted Investments permitted by this Agreement;

(E) transactions effected as part of a Qualified Securitization Transaction;

(F) the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Investors and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Borrower or such Restricted Subsidiary in good faith;

(G) payments or loans to employees or consultants that are approved by the Board of Directors of the Borrower in good faith;

(H) sales of Qualified Capital Stock;

(I) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (I) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Lenders in any material respect;

(J) any payments or transactions provided for in any of the Transaction Agreements;

(K) distributions to DEG Acquisitions provided for in the Tax Sharing Agreement; and

(L) distributions to DEG Acquisitions to pay administrative and other operating expenses in an aggregate amount not to exceed $500,000 per fiscal year.

(k) Limitation on Liens. The Borrower shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets or any proceeds therefrom of the Borrower or any of its Restricted Subsidiaries whether owned on the Closing Date or acquired after the Closing Date, in each case to secure Debt, unless:

(i) in the case of Liens securing Debt that is expressly subordinate or junior in right of payment to the Senior Unsecured Obligations, the Senior Unsecured Obligations are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(ii) in all other cases, the Senior Unsecured Obligations are equally and ratably secured, except for

(A) Liens existing as of the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date;

(B) Liens securing Debt and other obligations outstanding under the Credit Facilities to the extent permitted under Section 5.01(h);

(C) Liens securing the Senior Unsecured Obligations;

(D) Liens of the Borrower or a Restricted Subsidiary of the Borrower on assets of any Restricted Subsidiary of the Borrower;

(E) Liens securing Refinancing Debt which is incurred to Refinance any Debt that was secured by a Lien permitted under this Agreement and that has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens do not extend to or cover any property or assets of the Borrower or any of its Restricted Subsidiaries not securing the Debt so Refinanced; and

(F) Permitted Liens.

(l) Corporate Existence. Subject to Section 5.02, do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

(m) Offer to Prepay Upon Change of Control. (i) If a Change of Control occurs, each Lender will have the right to require that the Borrower prepay all or a portion of the Senior Unsecured Obligations owing to such Lender pursuant to the offer described below (the “Change of Control Offer”), in an amount equal to 101% of the outstanding principal amount of the Senior Unsecured Obligations owing to such Lender plus accrued interest to the date of prepayment. Within 90 days following the date upon which the Change of Control occurred (or, at the Borrower’s option, prior to the occurrence of such Change of Control), the Borrower must send, by first class mail, a notice to each Lender, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the prepayment date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”) provided that any change of Control Offer made prior to any date of such Change of Control shall be made only in the reasonable anticipation of such Change of Control; and provided further, that the Borrower shall not be required to prepay any Senior Unsecured Obligations requested to be prepaid pursuant to such Change of Control Offer if such Change of Control does not occur.

(ii) On the Change of Control Payment Date, the Borrower shall, to the extent lawful, (1) prepay all Senior Unsecured Obligations or portions thereof pursuant to the Change of Control Offer, (2) deposit with the Administrative Agent an amount equal to the Change of Control Payment in respect of all Senior Unsecured Obligations or portions thereof which have been requested to be prepaid and (3) deliver or cause to be delivered to the Administrative Agent an Officers’ Certificate stating the aggregate principal amount of Senior Unsecured Obligations or portions thereof being prepaid by the Borrower. The Administrative Agent shall promptly mail to each Lender requesting such prepayment the Change of Control Payment for such Lender’s Senior Unsecured Obligations, and the Administrative Agent shall promptly mail to each Lender, if applicable, a new Note equal in principal amount to any unpaid portion of the Notes surrendered, if any. The Borrower shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to the mailing of the notice referred to in Section 5.01(m)(i) above, but in any event within 30 days following any Change of Control, the Borrower covenants to: (i) repay in full and terminate all commitments under all Debt under any Credit Facility the terms of which require repayment upon a Change of Control; or (ii) obtain the requisite consents under such Credit Facilities to permit the prepayment of Senior Unsecured Obligations as provided below. The Borrower’s failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) under Section 6.01.

(iii) Notwithstanding anything to the contrary in this Section 5.01(m), the Borrower shall not be required to make a Change of Control Offer upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.01(m) and prepays Senior Unsecured Obligations owing to all Lenders validly requesting prepayment under such Change of Control Offer.

(n) Future Guaranties by Wholly Owned Domestic Restricted Subsidiaries. Create or acquire another Wholly Owned Domestic Restricted Subsidiary unless such Wholly Owned Domestic Restricted Subsidiary executes and delivers a Guaranty Supplement, in form and substance reasonably satisfactory to the Administrative Agent, providing for a Guaranty of payment of the Senior Unsecured Obligations by such Wholly Owned Domestic Restricted Subsidiary on the terms set forth herein.

(o) Limitation on Issuances of Guaranties by Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Debt of the Borrower that is pari passu with or subordinate in right of payment to the

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Senior Unsecured Obligations (“Guaranteed Debt”), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Agreement providing for a Guaranty on the same terms as set forth in this Agreement of payment of the Senior Unsecured Obligations by such Restricted Subsidiary and (ii) to the extent permitted by law, such Restricted Subsidiary waives and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guaranty; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Debt is (A) pari passu with the Senior Unsecured Obligations, then the guarantee of such Guaranteed Debt shall be pari passu with, or subordinated to, the Guaranty or (B) subordinated to the Senior Unsecured Obligations, then the guarantee of such Guaranteed Debt shall be subordinated to the Guaranty at least to the extent that the Guaranteed Debt is subordinated to the Senior Unsecured Obligations.

SECTION 5.02. Successors.

(a) Merger, Consolidation and Sale of Assets. The Borrower shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Borrower to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Borrower’s assets (determined on a consolidated basis for the Borrower and the Borrower’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(i) either:

(A) the Borrower shall be the surviving or continuing corporation; or

(B) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Borrower and of the Borrower’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(2) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(3) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Administrative Agent), executed and delivered to the Administrative Agent, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Senior Unsecured Obligations and the performance of every covenant of the Notes, this Agreement and the Registration Rights Agreement on the part of the Borrower to be performed or observed;

(ii) except in the case of a merger of the Borrower with or into a Wholly Owned Restricted Subsidiary of the Borrower and except in the case of a merger entered into solely for the purpose of reincorporating the Borrower in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred in connection with or in respect of such transaction), the Borrower or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 5.01(h);

(iii) except in the case of a merger of the Borrower with or into a Wholly Owned Restricted Subsidiary of the Borrower and except in the case of a merger entered into solely for the purpose of reincorporating the Borrower in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(iv) the Borrower or the Surviving Entity shall have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Borrower the Capital Stock of which constitutes all or substantially all of the properties and assets of the Borrower shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower. However, transfer of assets between or among the Borrower and its Restricted Subsidiaries will not be subject to this Section 5.02(a).

(b) Successor Corporation Substituted. Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Borrower in accordance with Section 5.02(a), in which the Borrower is not the continuing corporation, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of this Agreement; provided that the Borrower shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Senior Unsecured Obligations in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. “Events of Default” are:

(a) the failure to pay interest on any Senior Unsecured Obligations when the same becomes due and payable and the default continues for a period of 30 days; or

(b) the failure to pay the principal on any Senior Unsecured Obligations when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to Prepay Senior Unsecured Obligations accepted for prepayment pursuant to a Change of Control Offer or a Prepayment Offer on the date specified for such payment in the applicable offer to purchase); or

(c) a default in the observance or performance of any other covenant or agreement contained herein if the default continues for a period of 30 days after the Borrower receives written notice specifying the default (and demanding that such default be remedied) from the Administrative Agent or the Lenders holding of at least 25% of the outstanding principal amount of the Senior Unsecured Obligations (except in the case of a default with respect to Section 5.02(a), which will constitute an Event of Default with such notice requirement but without such passage of time requirement); or

(d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Debt of the Borrower or any Restricted Subsidiary of the Borrower (other than a Securitization Entity) which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Debt, which acceleration remains uncured and unrescinded for at least 20 days, if the aggregate principal amount of such Debt, together with the principal amount of any other such Debt in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $25,000,000 or more at any time; or

(e) one or more judgments in an aggregate amount in excess of $25,000,000 shall have been rendered against the Borrower or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

(f) the Borrower or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Borrower or any of its Significant Subsidiaries;

(ii) appoints a custodian of the Borrower or any of its Significant Subsidiaries or for all or substantially all of the property of the Borrower or any of its Significant Subsidiaries; or

(iii) orders the liquidation of the Borrower or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h) any Guaranty of a Significant Subsidiary ceases to be in full force and effect or any Guaranty of a Significant Subsidiary is declared to be null and void and unenforceable or any Guaranty of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guaranty (other than by reason of release of a Guarantor in accordance with the terms of this Agreement).

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 with respect to the Borrower) occurs and is continuing, the Administrative Agent or the Lenders holding at least 25% in principal amount of the then outstanding Senior Unsecured Obligations may declare the principal of and accrued interest on all the Senior Unsecured Obligations to be due and payable immediately by notice in writing to the Borrower and the Administrative Agent specifying the applicable Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Agreement or five Business Days after receipt by the Borrower and the Representative under the New Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (f) or (g) of Section 6.01 with respect to the Borrower occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding Senior Unsecured Obligations shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent or any Lender.

At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Administrative Agent, the Lenders holding at least a majority in principal amount of the outstanding Senior Unsecured Obligations by written notice to the Borrower and to the Administrative Agent, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Borrower has paid or deposited with the Administrative Agent a sum sufficient to pay (i) all sums paid or advanced by the Administrative Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, (ii) all overdue interest on all Senior Unsecured Obligations, (iii) the principal of and premium, if any, on any Senior Unsecured Obligations that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor under this Agreement, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor under this Agreement, (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Senior Unsecured Obligations that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Administrative Agent may and at the direction of the Lenders holding at least a majority in principal amount of the outstanding Senior Unsecured Obligations shall, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Unsecured Obligations or to enforce the performance of any provision of the Notes or this Agreement.

The Administrative Agent may maintain a proceeding even if it does not hold any of the Senior Unsecured Obligations or does not produce any of the Notes in the proceeding. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Every right and remedy given by this Article 6 or by law to the Administrative Agent or to the Lenders may be exercised from time to time, and as often as may be deemed expedient by the Administrative Agent or by the Lenders, as the case may be. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.01, Lenders holding not less than a majority in aggregate principal amount of the then outstanding Senior Unsecured Obligations by notice to the Administrative Agent may, on behalf of all Lenders, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Senior Unsecured Obligations (including in connection with an offer to prepay) or in respect of a covenant or provision of this Agreement which cannot be modified or amended without the consent of each Lender affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. Lenders holding a majority in principal amount of the then outstanding Senior Unsecured Obligations may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust or power conferred on it. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement that the Administrative Agent determines may be unduly prejudicial to the rights of other Lenders or that may involve the Administrative Agent in personal liability.

In the event the Administrative Agent takes any action or follows any direction pursuant to this Agreement, the Administrative Agent shall be entitled to indemnification from the Borrower satisfactory to it in its sole discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits. A Lender may pursue a remedy with respect to this Agreement or the Notes only if:

(a) the Lender gives to the Administrative Agent written notice of a continuing Event of Default;

(b) the Lenders holding at least 25% in principal amount of the then outstanding Senior Unsecured Obligations make a written request to the Administrative Agent to pursue the remedy;

(c) such Lender or Lenders offer and, if requested, provide to the Administrative Agent indemnity satisfactory to the Administrative Agent against any loss, liability or expense;

(d) the Administrative Agent does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Lenders holding a majority in principal amount of the then outstanding Senior Unsecured Obligations do not give the Administrative Agent a direction inconsistent with the request.

A Lender may not use this Agreement to prejudice the rights of another Lender or to obtain a preference or priority over another Lender.

SECTION 6.07. Rights of Lenders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal, premium, if any, and interest on the Senior Unsecured Obligations, on or after the respective due dates expressed in the Note or hereunder (including in connection with an offer to prepay), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

SECTION 6.08. Collection Suit by Administrative Agent. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Borrower for the whole amount of principal amount of, premium, if any, and interest remaining unpaid on the Senior Unsecured Obligations and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any amounts due the Administrative Agent under Section 7.05 and 9.04.

SECTION 6.09. Administrative Agent May File Proofs of Claim. The Administrative Agent is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel) and the Lenders allowed in any judicial proceedings relative to the Borrower (or any other obligor upon the Senior Unsecured Obligations), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent, and in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 7.05 and 9.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 7.05 and 9.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Unsecured Obligations or the rights of any Lender, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 6.10. Priorities. If the Administrative Agent collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Administrative Agent, its agents and attorneys for amounts due under Sections 7.05 and 9.04, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Administrative Agent and the costs and expenses of collection;

Second: to Lenders for amounts due and unpaid on the Senior Unsecured Obligations for principal amount, premium and Additional Interest, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Unsecured Obligations for principal amount, premium, if any, and interest, respectively; and

Third: to the Borrower or to such party as a court of competent jurisdiction shall direct.

The Administrative Agent may fix a record date and payment date for any payment to Lenders pursuant to this Section 6.10; provided, however, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payments to Lenders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Administrative Agent for any action taken or omitted by it as the Administrative Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Administrative Agent, a suit by a Lender pursuant to Section 6.07, or a suit by Lenders holding more than 10% in principal amount of the then outstanding Senior Unsecured Obligations.

SECTION 6.12. Restoration of Rights and Remedies. If the Administrative Agent or any Lender has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Administrative Agent or to such Lender, then and in every case, subject to any determination in such proceeding, the Borrower, the Administrative Agent and the Lenders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Administrative Agent and the Lenders shall continue as though no such proceeding had been instituted.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. MSSF, CSFB and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of MSSF and CSFB shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include MSSF and CSFB in their respective individual capacities. MSSF and CSFB and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if MSSF and CSFB were not Agents and without any duty to account therefor to the Lenders.

SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) For purposes of this Section 7.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the aggregate principal amount of the Senior Unsecured Obligations outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse any Agent, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06. Successor Agents. Any Agent may resign as to the Facility at any time by giving written notice thereof to the Lenders and the Borrower and may be removed as to the Facility at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to the Facility with the consent of the Borrower (which shall not be unreasonably withheld and which shall not be required if a Default has occurred or is continuing). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Borrower (which shall not be unreasonably withheld and which shall not be required if a Default has occurred or is continuing), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to the Facility, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan

Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.07. The Syndication Agent. The Syndication Agent shall not have any duty in connection with this Agreement and the other Loan Documents.

ARTICLE VIII

GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor and the Borrower, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability and the Borrower’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) Each Guarantor and the Borrower, and by its acceptance of this Guaranty, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders, the Borrower and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

SECTION 8.02. Guaranty Absolute. Each of the Guarantors and the Borrower, as the case may be, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of each Guarantor and the Borrower, as the case may be, under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor and the Borrower, as the case may be, to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor and the Borrower, as the case may be, hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(e) any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lenders (each Guarantor and the Borrower waiving any duty on the part of the Lenders to disclose such information);

(f) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor, the Borrower or other guarantor or surety with respect to the Guaranteed Obligations; or

(g) any other circumstance (including, without limitation, any statute of limitations), except payment, or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments. (a) Each of the Guarantors and the Borrower hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each of the Guarantors and the Borrower hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each of the Guarantors and the Borrower hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or the Borrower other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each of the Guarantors and the Borrower hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to such Guarantor or the Borrower any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender.

(e) Each of the Guarantors and the Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation. Each of the Guarantors and the Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party or any other inside guarantor that arise from the existence, payment, performance or enforcement the Obligations of such Guarantor or the Borrower under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor or the Borrower, as the case may be, in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of such Guarantor or the Borrower, as the case may be, and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor or the Borrower, as the case may be, shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Lenders will, at such request and expense of such Guarantor, execute and deliver to such Guarantor or the Borrower, as the case may be, appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor or the Borrower, as the case may be, of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor or the Borrower, as the case may be, pursuant to this Guaranty.

SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit F hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 8.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each of the Guarantors, the Borrower, their respective successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, subject to Section 9.07, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Senior Unsecured

Obligations owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. Neither any Guarantor nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07. Release of Guarantor. (a) In the event that all of the Capital Stock held by the Borrower and its Subsidiaries in one or more Guarantors is sold or otherwise disposed of (except to the Borrower or any of its Subsidiaries) or liquidated in compliance with the requirements of this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied as permitted or required by this Agreement, each such Guarantor or Guarantors shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of Capital Stock in one or more persons that own, directly or indirectly, all of such Capital Stock in any Guarantor shall be deemed to be a sale of such Capital Stock in such Guarantor for the purposes of this Section 8.07).

(b) Upon the later of (i) the payment in full in cash of all principal, interest and fees in respect of the Guaranteed Obligations and (ii) the Termination Date, the guarantees granted pursuant to this Agreement or any other Loan Document shall terminate. Upon any such termination, the Administrative Agent will, at the applicable Guarantor’s expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

SECTION 8.08. Payment. All payments made by the Guarantors pursuant to this Article VIII will be made without setoff, counterclaim or other defense.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender or any Affiliate of any Loan Party), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (x) the Commitments, or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 8.01 or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Obligations owing to the Agents and the Lenders, in each case except as otherwise permitted by the terms hereof, (iv) amend, modify or waive Section 2.12 or this Section 9.01, or (v) limit the liability of any Loan Party under any of the Loan Documents, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender, if such Lender is directly affected by such amendment, waiver or consent, (i) increase any Commitment of such Lender, (ii) reduce the principal of, or interest on, the Senior Unsecured Obligations held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date scheduled for any payment of interest on the Senior Unsecured Obligations held by such Lender or the Senior Unsecured Obligations outstanding to such Lender pursuant to Section 2.06 or any date fixed for payment of fees or other amounts payable to such Lender hereunder (other than pursuant to Section 2.03), or (iv) postpone the final maturity date of the Facility, and (c) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders (other than any such Lender that is, at such time, an Affiliate of any Loan Party), amend the provisions of Section 2.03 (other than the final maturity date for the Facility); provided that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 15455 Dallas Parkway Suite 1100, Addison, Texas 75001, Attention: Frank P. Pittman; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, at its address at 1633 Broadway, 25th Floor, New York, New York 10036, Attention: James Morgan; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for each of the Agents and for the Lenders (as a group) with respect thereto).

(b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect or consequential damages or (to the extent waiver thereof is permitted by Law) for any punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.09(b)(i) or 2.09(d), acceleration of the maturity of the Senior Unsecured Obligations pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Senior Unsecured Obligations due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.09 or 2.11) upon at least five Business Days’ notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Senior Unsecured Obligations owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S.$1,000,000 (or such lesser amount as agreed to by the Borrower and the Administrative Agent), (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender, such assignment shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower (such approvals not to be unreasonably withheld or delayed), (iv) each such assignment shall be to an Eligible Assignee (except as otherwise provided in (iii) above), (v) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Senior Unsecured Obligations owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and (viii) no consent of the Borrower shall be required for any reason with respect to assignments made in connection with the primary syndication hereunder. No processing or recordation fee shall be due.

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent shall, acting for this purpose (but only for this purpose) as the agent of the Borrower, maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under the Facility of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and approved as required by Section 9.07(a) and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. Any assignment of any Advance, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under the Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under the Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or

Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f) Each Lender may, without notice to or consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Senior Unsecured Obligations owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Senior Unsecured Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Senior Unsecured Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender as set forth in Section 9.09.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Senior Unsecured Obligations owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i) In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its Notes or any other instrument evidencing its rights as a Lender under this Agreement to any trustee for, or any other representative of, holders of obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.07 concerning assignments.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis as set forth in this Section 9.09, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender (including the National Association of Insurance Commissioners), (d) or to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 9.09 and (e) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender.

SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York state court or in such federal court may be made upon CT Corporation System at its offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the “Process Agent”) and the Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.12. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Senior Unsecured Obligations or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DRESSER, INC., as Borrower

By
Name:
Title:

DRESSER INTERNATIONAL, INC.,
as Guarantor

By
Name:
Title:

DRESSER RE, INC.,
as Guarantor

By
Name:
Title:

DRESSER RUSSIA, INC.,
as Guarantor

By
Name:
Title:

LVF HOLDING CORPORATION,
as Guarantor

By
Name:
Title:

MODERN ACQUISITION, INC.,
as Guarantor

By
Name:
Title:

DRESSER ENTECH, INC.,
as Guarantor

By
Name:
Title:

RING-O VALVE, INCORPORATED,
as Guarantor

By
Name:
Title:

DRESSER CHINA, INC.,
as Guarantor

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By
Name:
Title:

CREDIT SUISSE FIRST BOSTON,
as Syndication Agent

By
Name:
Title:

By
Name:
Title:

Initial Lenders

[Print Name of Institution]

By
Name:
Title: